Exhibit 24

POWER OF ATTORNEY

KNOWN ALL MEN BY THESE PRESENTS, that the undersigned director of The Walt Disney Company, a Delaware corporation (the “Company”), hereby constitutes and appoints the Senior Executive Vice President and Chief Financial Officer of the Company and the Senior Executive Vice President, General Counsel and Secretary of the Company, and each of them, with full power of substitution and resubstitution, his or her true and lawful attorneys-in-fact and agents to execute and file, or caused to be filed, with the Securities and Exchange Commission (the “Commission”) Registration Statements on Form S-8 relating to the Company’s common stock, no par value, offered under various compensation and benefit plans of the Company and its subsidiaries and affiliates, any and all amendments thereto (including post-effective amendments), and all matters required by the Commission in connection with such registration under the Securities Act of 1933, as amended, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact or superseded by a new power of attorney regarding the purposes outlined herein dated as of a later date.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 30th day of July, 2012.

/s/ Robert A. Iger	/s/ Aylwin B. Lewis
Robert A. Iger	Aylwin B. Lewis

/s/ Susan E. Arnold	/s/ Monica C. Lozano
Susan E. Arnold	Monica C. Lozano

/s/ John S. Chen	/s/ Robert W. Matschullat
John S. Chen	Robert W. Matschullat

/s/ Judith L. Estrin	/s/ Sheryl K. Sandberg
Judith L. Estrin	Sheryl K. Sandberg

/s/ Fred H. Langhammer	/s/ Orin C. Smith
Fred H. Langhammer	Orin C. Smith